EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Stacy Feit
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(213) 486-6549

ASHFORD REPORTS SECOND QUARTER 2015 RESULTS
Assets Under Management Increase $148 Million to Approximately $6.3 Billion at Quarter End

DALLAS, August 6, 2015 -- Ashford (NYSE MKT: AINC) (the “Company”) today reported the following results and performance measures for the second quarter ended June 30, 2015. On November 12, 2014, the Company completed its spin-off from Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Trust”), but the Company has presented its prior year financial statements in accordance with GAAP, which requires that historical carve-out financial statements be presented. Accordingly, the Company's results for the prior year period may not be representative of results in future periods. Also, for the second quarter, the Company has consolidated the financial position and operating results of the private investment funds managed by Ashford Investment Management. The financial impact from this consolidation is adjusted out of the Company’s financials through the noncontrolling interests in consolidated entities line items on the Company’s income statement and balance sheet. Unless otherwise stated, all reported results compare the second quarter ended June 30, 2015, with the second quarter ended June 30, 2014 (see discussion below).

FINANCIAL AND OPERATING HIGHLIGHTS

•	Total revenue for the second quarter of 2015 was $14.5 million

•	Adjusted EBITDA for the second quarter was $3.0 million

•	Adjusted net income for the second quarter was $2.7 million, or $1.22 per diluted share

•	At the end of the second quarter 2015, the Company had approximately $6.3 billion of assets under management

•	As of June 30, 2015, the Company had cash and cash equivalents of $21.1 million

FINANCIAL RESULTS
For the second quarter ended June 30, 2015, advisory services revenue totaled $14.5 million, including $11.5 million from Trust and $3.0 million from Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Prime”).

Net income attributable to the Company for the second quarter of 2015 totaled $3.9 million, or $1.97 per share, compared with a loss of $13.5 million, or $6.80 per diluted share for the second quarter of 2014.

Adjusted EBITDA for the second quarter of 2015 was $3.0 million, compared with a loss of $5.6 million for the second quarter of 2014.

Adjusted net income for the second quarter of 2015 was $2.7 million, or $1.22 per diluted share, compared with a loss of $5.6 million, or $2.85 per diluted share, for the second quarter of 2014.

-MORE-

CAPITAL STRUCTURE
At the end of the second quarter 2015, the Company had approximately $6.3 billion of assets under management from its managed companies. As of June 30, 2015, the Company’s cash and cash equivalents totaled $21.1 million.

QUARTERLY HIGHLIGHTS FOR ADVISED PLATFORMS

ASHFORD TRUST HIGHLIGHTS

•	In June, Trust acquired the 226-room Le Pavillon Hotel in New Orleans, LA, for $62.5 million

◦	Trust closed a $43.75 million non-recourse mortgage loan to finance the acquisition

◦	The Company provided $4.0 million in key money consideration for the acquisition

•	In June, Trust acquired a 9-hotel portfolio for $224.0 million

◦	Trust financed the portfolio with non-recourse debt of approximately $179.0 million

•
In June, Trust announced the planned sale of a large portfolio of select-service hotels with plans to redeploy the capital into other acquisitions, while also refining its investment strategy going forward to focus predominantly on upper-upscale, full-service hotels

•	Subsequent to quarter end, in July, Trust acquired the 237-room W Atlanta Downtown hotel for $56.8 million

◦	Trust closed a $40.5 million non-recourse mortgage loan to finance the acquisition

•
Subsequent to quarter end, Trust distributed the remaining units of Prime’s operating partnership and shares of Prime common stock that Trust owned to partners of Trust’s operating partnership and Trust’s shareholders, respectively. The distribution, which equated to approximately 0.04 shares of Prime common stock for every share of Trust common stock owned was completed through a pro-rata, taxable dividend of Prime common stock on July 27, 2015. Trust no longer has any ownership interest in Prime.

ASHFORD PRIME HIGHLIGHTS

•	During the quarter, the Board of Directors increased the dividend on its common stock by 100%

•	In June, Prime closed a private placement of its 5.50% Series A Cumulative Convertible Preferred Stock in a 144A offering for $65.0 million in gross proceeds

◦	Prime also closed a private placement under Regulation D under the Securities Act of 1933 of 200,000 shares of its common stock at a price of $15.52 per share for gross proceeds of $3.1 million

•	Subsequent to quarter end, in July, Prime acquired the leasehold interest in the award-winning 62-room Bardessono Hotel and Spa in Yountville, CA for $85.0 million

◦	The Company provided $2.0 million in key money consideration for the acquisition

ASHFORD INVESTMENT MANAGEMENT HIGHLIGHTS

•	Ashford Investment Management is now a Registered Investment Advisor with the Securities and Exchange Commission

•	Current assets under management are approximately $162 million

“During the second quarter, we continued to grow our assets under management, which totaled approximately $6.3 billion as of quarter end, as we remained very active in both of our REIT platforms,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “We managed several strategic transactions that we believe will create long-term shareholder value, including providing our first key money contributions to support two attractive acquisitions. Going forward, this key money concept is something we will evaluate very selectively and only use when the REITs would not be able to grow otherwise. While Trust announced the sale of a portfolio of select-service hotels and will not be pursuing its own select-service platform, we are still interested in a select-service platform and are evaluating ways to pursue sponsorship of a select-service platform that would be in the best interest of our shareholders. Operationally, our managed REITs continued to perform very well, posting strong RevPAR, EBITDA and AFFO growth. With continued strength in lodging sector fundamentals, we expect to be able to continue to drive further solid growth in our platforms for the second half of the year.”

-MORE-

INVESTOR CONFERENCE CALL AND SIMULCAST
The Company will conduct a conference call on Friday, August 7, 2015, at 12:00 p.m. ET. The number to call for this interactive teleconference is (719) 785-1753. A replay of the conference call will be available through Friday, August 14, 2015, by dialing (719) 457-0820 and entering the confirmation number, 6530521.

The Company will also provide an online simulcast and rebroadcast of its second quarter 2015 earnings release conference call. The live broadcast of the Company’s quarterly conference call will be available online at the Company's web site, www.ashfordinc.com on Friday, August 7, 2015, beginning at 12:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Included in this press release are certain supplemental measures of performance which are not measures of operating performance under GAAP, to assist investors in evaluating the Company’s historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability and our board of directors includes these measures in reviews to determine quarterly distributions to stockholders. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information included as part of our Registration Statement on Form 10, as amended.

* * * * *
Ashford is a global asset management company focused on managing real estate, hospitality, and securities platforms.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

-MORE-

ASHFORD INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share amounts)

	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$21,077	$29,597
Restricted cash	7,270	3,337
Investments in securities	138,030	—
Prepaid expenses and other	1,899	1,360
Receivables	290	—
Due from Ashford Trust OP, net	9,331	8,202
Due from Ashford Prime OP	2,404	2,546
Deferred tax assets	1,699	—
Total current assets	182,000	45,042
Investments in unconsolidated entities	4,434	—
Furniture, fixtures and equipment, net	4,389	4,188
Deferred tax assets	749	—
Other assets	4,000	—
Total assets	$195,572	$49,230
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$10,229	$9,307
Due to affiliates	521	1,313
Liabilities associated with investments in securities	26,673	—
Deferred compensation plan	81	175
Other liabilities	7,362	3,337
Total current liabilities	44,866	14,132
Deferred compensation plan	18,364	19,780
Total liabilities	63,230	33,912

Redeemable noncontrolling interests in Ashford LLC	393	424

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A cumulative preferred stock, no shares issued and outstanding at June 30, 2015, and December 31, 2014	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 1,990,446 and 1,986,851 shares issued and 1,989,770 and 1,986,851 shares outstanding at June 30, 2015, and December 31, 2014, respectively	20	20
Additional paid-in capital	231,051	228,003
Accumulated deficit	(210,232)	(213,042)
Treasury stock, at cost, 676 shares at June 30, 2015	(85)	—
Total stockholders’ equity of the Company	20,754	14,981
Noncontrolling interests in consolidated entities	111,195	(87)
Total equity	131,949	14,894
Total liabilities and equity	$195,572	$49,230

-MORE-

ASHFORD INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
REVENUE
Advisory services:
Base advisory fee	$10,668	$2,238	$20,884	$4,208
Advisory services – other services	2,227	565	4,294	907
Non-cash stock/unit-based compensation	1,594	1,110	2,234	1,110
Other	—	—	195	—
Total revenue	14,489	3,913	27,607	6,225
EXPENSES
Salaries and benefits	721	6,969	12,326	12,595
Non-cash stock/unit-based compensation	5,217	8,856	11,105	13,340
Depreciation	399	87	528	174
General and administrative	4,361	1,456	8,555	2,369
Total operating expenses	10,698	17,368	32,514	28,478
OPERATING INCOME (LOSS)	3,791	(13,455)	(4,907)	(22,253)
Equity in loss of unconsolidated entities	(1,066)	—	(1,066)	—
Interest income	51	—	52	—
Dividend income	166	—	172	—
Unrealized loss on investments	(3,037)	—	(2,990)	—
Realized gain on investments	1,037	—	1,035	—
Other expenses	(10)	—	(10)	—
INCOME (LOSS) BEFORE INCOME TAXES	932	(13,455)	(7,714)	(22,253)
Income tax expense	(233)	(20)	(464)	(35)
NET INCOME (LOSS)	699	(13,475)	(8,178)	(22,288)
Loss from consolidated entities attributable to noncontrolling interests	3,223	—	4,248	—
Net (income) loss attributable to redeemable noncontrolling interests in Ashford LLC	(11)	—	10	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$3,911	$(13,475)	$(3,920)	$(22,288)

INCOME (LOSS) PER SHARE – BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$1.97	$(6.80)	$(1.97)	$(11.25)
Weighted average common shares outstanding – basic	1,985	1,981	1,989	1,981
Diluted:
Net loss attributable to common stockholders	$(1.26)	$(6.80)	$(2.43)	$(11.25)
Weighted average common shares outstanding – diluted	2,197	1,981	2,201	1,981

-MORE-

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income (loss)	$699	$(13,475)	$(8,178)	$(22,288)
Loss from consolidated entities attributable to noncontrolling interests	3,223	—	4,248	—
Net (income) loss attributable to redeemable noncontrolling interests in Ashford LLC	(11)	—	10	—
Net income (loss) attributable to the Company	3,911	(13,475)	(3,920)	(22,288)
Depreciation	399	87	528	174
Income tax expense	233	20	464	35
Equity in loss of unconsolidated entitites (net of noncontrolling interest)	640	—	640	—
Net income (loss) attributable to redeemable noncontrolling interests in Ashford LLC	11	—	(10)	—
EBITDA	5,194	(13,368)	(2,298)	(22,079)
Equity-based compensation	3,623	7,746	8,871	12,230
Market change in deferred compensation plan	(6,679)	—	(1,422)	—
Transaction costs	835	—	1,370	—
Adjusted EBITDA	$2,973	$(5,622)	$6,521	$(9,849)

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income (loss)	$699	$(13,475)	$(8,178)	$(22,288)
Loss from consolidated entities attributable to noncontrolling interests	3,223	—	4,248	—
Net income (loss) attributable to redeemable noncontrolling interests in Ashford LLC	(11)	—	10	—
Net income (loss) attributable to common stockholders	3,911	(13,475)	(3,920)	(22,288)
Depreciation	399	87	528	174
Net income (loss) attributable to redeemable noncontrolling interests in Ashford LLC	11	—	(10)	—
Equity-based compensation	3,623	7,746	8,871	12,230
Equity in loss of unconsolidated entities (net of noncontrolling interest)	640	—	640	—
Market change in deferred compensation plan	(6,679)	—	(1,422)	—
Transaction costs	835	—	1,370	—
Adjusted net income (loss)	$2,740	$(5,642)	$6,057	$(9,884)
Adjusted net income (loss) per diluted share available to common stockholders	$1.22	$(2.85)	$2.66	$(4.99)
Weighted average diluted shares(1)	2,240	1,981	2,273	1,981
__________________
(1) Due to their anti-dilutive nature, 2014 weighted average diluted shares does not include 5 unvested restricted shares, 5 Ashford LLC units, 212 shares associated with the deferred compensation plan and 25 options.

-END-